Exhibit 23.7
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the use in this Registration Statement on Form S-3 of Nuance Communications, Inc. (formerly ScanSoft, Inc.) of our report dated March 27, 2006 relating to the financial statements of Dictaphone Corporation, which appears in the Current Report on Form 8-K/A of Nuance Communications, Inc. dated June 2, 2006. We also consent to the reference to us under the headings “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Stamford, CT
November 27, 2007